Exhibit 23






                          INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
H. F. Ahmanson & Company:


We consent to incorporation by reference in the Registration Statements No. 33-20076, No. 33- 00063, No. 33-65247, No. 33-28254, No. 33-53635 and No.
333-07955 on Form S-8, and No. 33-31590, No. 33-42394, No. 33-44686, No.
33-57218, No. 33-50731 and No. 33-57395 on Form S-3 and Registration Statements No. 333-41645 and No. 333-44167 on Form S-4 of H.F. Ahmanson & Company of our report dated January 21, 1998, except for Note 19 to the Consolidated Financial Statements, which is as of February 12, 1998, relating to the consolidated statements of financial condition of Coast Savings Financial, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in Form 8-K of H.F. Ahmanson & Company dated April 23, 1998.


                                    /s/ KPMG Peat Marwick LLP


Los Angeles, California
April 23, 1998